ROADRUNNER TRANSPORTATION SYSTEMS Third Quarter 2018 Management Call YOUR GOODS. OUR BEST. YOUR GOODS. OUR BEST.

SAFE HARBOR STATEMENT This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding the opportunity for Roadrunner to replace aging tractors and trailers and add capacity to its fleet over the next 12 months; Roadrunner’s expectation that the structural changes in scheduled dry van and intermodal services will improve; Roadrunner’s ability to grow the expedited freight and the Ascent Global Logistics business; Roadrunner’s confidence that it will achieve its longer-term business goals including its plans to deliver higher levels of profitability and sustainable returns on invested capital; Roadrunner’s expectation for revenue and Adjusted EBITDA for 2018 and by the end of 2020; Roadrunner’s target Adjusted EBITDA margin for 2020; Roadrunner’s belief that the structural changes being implemented will over time result in profitability that is more resilient and better position Roadrunner for success throughout natural industry cycles; and Roadrunner’s continued pursuit of the simplification and improvement of its capital structure to support its long-term business plans and to increase the speed and likelihood of a full operational recovery. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2017. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. YOUR GOODS. OUR BEST. 2

INFORMATION ABOUT ADJUSTED EBITDA EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long-term incentive compensation expenses, losses from debt extinguishments, operations restructuring costs, and corporate restructuring and restatement costs associated with legal matters (including the company’s internal investigation, SEC compliance and debt restructuring costs). Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP. YOUR GOODS. OUR BEST. 3

AGENDA 1. Opening Comments 2. 2018 Third Quarter & First Nine Months Financial Results 3. Business Trends 4. Business Improvements & Outlook 5. Question & Answer Session YOUR GOODS. OUR BEST. 4

OPENING COMMENTS Revenue growth in both the third quarter and first nine months of 2018 Positive operating trends in all segments vs. prior year quarter Improved revenues and Adjusted EBITDA in Truckload & Express Services segment Improvement in Less-Than-Truckload segment as losses narrowed, with expected lower revenues and positive operating metrics Continued strong top and bottom line comparable growth in Ascent Global Logistics segment Planned capital structure simplification and improvement will support our longer-term business plans and increase the speed and likelihood of a full operational recovery YOUR GOODS. OUR BEST. 5

Third Quarter 2018 Results YOUR GOODS. OUR BEST. 6

SUMMARY OF Q3 2018 RESULTS Financial Summary Revenues increased to $536.6 million from $521.4 million in 2017; up 6.9% excluding Unitrans • Increase due to higher revenues in the TES and Ascent segments (excluding Unitrans); LTL revenues down 3.1% • Unitrans revenues were $19.3 million in Q3 2017 Net operating loss of $10.8 million vs. operating income of $11.3 million in 2017 • 2018 operating loss includes $4.7 million of corporate restructuring and restatement costs • 2017 operating income includes $35.4 million gain on sale of Unitrans, $6.8 million of corporate restructuring and restatement costs, and non-cash impairment charges of $4.4 million in the Ascent segment following the sale of Unitrans. Unitrans contributed $1.3 million of operating income in 2017 Net loss of $41.6 million vs. $10.1 million in 2017 • Increase due primarily to higher interest costs related to the outstanding preferred stock and a lower income tax benefit, partially offset by the absence of a loss from debt extinguishment of $6.0 million that occurred in 2017 Diluted loss per share available to common stockholders of $1.08, compared to $0.26 in 2017 Adjusted EBITDA (excluding Unitrans) was $4.5 million vs. a loss of $4.6 million in 2017 • Improvement due to lower corporate costs of $2.3 million in 2018, primarily due to lower insurance claims reserves Note: For a reconciliation of Adjusted EBITDA to Net Income, see our earnings release dated November 7, 2018 YOUR GOODS. OUR BEST. 7

SUMMARY OF Q3 2018 RESULTS Segment Results Truckload & Express Services (TES) revenues of $280.3 million increased 7.6% from $260.5 million in 2017 Operating loss of $0.8 million vs. $1.7 million in 2017 Adjusted EBITDA up 19.4% to $5.7 million from $4.7 million in 2017 • Higher revenues primarily due to increased air and ground expedited freight and related brokerage coupled with a strong demand environment which drove higher rates across most of the segment. Purchased transportation costs and yield were negatively impacted by capacity reductions in intermodal services and over-the-road operations, including dry van and temperature controlled • Increase in Adjusted EBITDA due to higher revenue, partially offset by increased purchased transportation, equipment lease, maintenance and IT costs Less-Than-Truckload (LTL) revenues of $113.9 million vs. $117.6 million in 2017 Operating loss of $5.0 million vs. $8.2 million in 2017 Adjusted EBITDA loss improved 42.5% to $4.2 million vs $7.2 million in 2017 • Revenue decline due to decrease in shipping volumes, partially offset by higher fuel surcharges and rates • Improvement in Adjusted EBITDA due to continued focus on key lanes and reducing selected service areas to eliminate unprofitable freight. Lower operating expenses primarily due to reductions in bad debt, cargo claims and equipment lease costs Ascent Global Logistics (Ascent) revenues of $145.6 million vs. $145.3 million in 2017; up 15.6% excluding Unitrans Operating income of $7.5 million vs. $1.5 million in 2017 Adjusted EBITDA (excluding Unitrans) increased 48.4% to $8.7 million vs. $5.8 million in 2017 • Revenue increase due to higher revenue from domestic freight management (truckload and LTL brokerage), retail consolidation (growth from existing and new customers) and international freight forwarding. Unitrans contributed $19.3 million of revenues in 2017 • 2017 operating income included $1.3 million from Unitrans • Increase in Adjusted EBITDA due to improved performance driven by growth in retail consolidation and domestic freight management, partly offset by declines in international freight forwarding and increases in other operating expenses, including IT costs YOUR GOODS. OUR BEST. 8

ADJUSTED EBITDA

Third Quarter 2018 vs. 2017

(In thousands)	Three Months Ended September 30, 2018				
	TES	LTL	Ascent	Corporate/ Eliminations	Total
Net (loss) income	$ (921)	$ (5,072)	$ 7,319	$ (42,887)	$ (41,561)
Plus: Total interest expense	134	32	26	35,606	35,798
Plus: (Benefit from) provision for income taxes	—	—	129	(5,187)	(5,058)
Plus: Depreciation and amortization	6,456	876	1,183	1,099	9,614
Plus: Long-term incentive compensation expenses	—	—	—	951	951
Plus: Corporate restructuring and restatement costs	—	—	—	4,713	4,713
Adjusted EBITDA	$ 5,669	$ (4,164)	$ 8,657	$ (5,705)	$ 4,457

(In thousands)	Three Months Ended September 30, 2017						
	TES	LTL	Ascent	Corporate/ Eliminations	Total	Less: Unitrans	Total w/o Unitrans
Net (loss) income	$ (1,720)	$ (8,206)	$ 1,496	$ (1,623)	$ (10,053)	$ 1,339	$ (11,392)
Plus: Total interest expense	(15)	37	35	10,445	10,502	—	10,502
Plus: Provision for income taxes	—	—	—	4,788	4,788	—	4,788
Plus: Depreciation and amortization	6,484	924	1,471	440	9,319	230	9,089
Plus: Impairment charges	—	—	4,402	—	4,402	—	4,402
Plus: Long-term incentive compensation expenses	—	—	—	541	541	—	541
Plus: Gain on sale of Unitrans	—	—	—	(35,440)	(35,440)	—	(35,440)
Plus: Loss on debt extinguishments	—	—	—	6,049	6,049	—	6,049
Plus: Corporate restructuring and restatement costs	—	—	—	6,841	6,841	—	6,841
Adjusted EBITDA	$ 4,749	$ (7,245)	$ 7,404	$ (7,959)	$ (3,051)	$ 1,569	$ (4,620)

Note: Adjusted EBITDA for the Ascent segment in the third quarter of 2017, excluding Unitrans, was $5.8 million.

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ADJUSTED EBITDA IMPROVEMENT BY SEGMENT Third Quarter (In thousands) Three Months Ended September 30, 2018 Corporate/ (In thousands) TES LTLThree MonthsAscent Ended SeptemberEliminations 30, 2018 Total Adjusted EBITDA Q3 2018 $ 5,669 $ (4,164) $ 8,657 $ (5,7Corporate/05) $ 4,457 TES LTL Ascent Eliminations Total Adjusted EBITDA Q3 2017 4,749 (7,245) 5,835 (7,959) (4,620) Adjusted EBITDA Q3 2018 $ 5,669 $ (4,164) $ 8,657 $ (5,705) $ 4,457 Adjusted EBITDA Improvement $ 920 $ 3,081 $ 2,822 $ 2,254 $ 9,077 Adjusted EBITDA Q3 2017 4,749 (7,245) 5,835 (7,959) (4,620) Note: Adjusted EBITDA for the Ascent segment in the third quarter of 2017 excludes Unitrans. Adjusted EBITDA Improvement $ 920 $ 3,081 $ 2,822 $ 2,254 $ 9,077 Note: Adjusted EBITDA for the Ascent segment in the third quarter of 2017 excludes Unitrans. YOUR GOODS. OUR BEST. 10

First Nine Months 2018 Results YOUR GOODS. OUR BEST. 11

SUMMARY OF FIRST NINE MONTHS 2018 RESULTS Financial Summary Revenues increased to $1,664.6 million from $1,530.9 million in 2017; up 13.8% excluding Unitrans • Unitrans revenues were $67.6 million in 2017 Net operating loss of $35.6 million vs. $14.1 million in 2017 • 2018 operating loss includes $20.2 million of operations and corporate restructuring and restatement costs • 2017 operating loss includes $35.4 million gain on sale of Unitrans, $23.6 million of corporate restructuring and restatement costs and non-cash impairment charges of $4.4 million in the Ascent segment after the sale of Unitrans • Unitrans contributed $5.8 million of operating income in 2017 Net loss of $107.2 million vs. $67.9 million in 2017 • Increased net loss in 2018 due primarily to higher interest costs related to the outstanding preferred stock, partially offset by the absence of a loss from debt extinguishment of $15.9 million that occurred in 2017 Diluted loss per share available to common stockholders of $2.78 vs. $1. 77 in 2017 Adjusted EBITDA (excluding Unitrans) was $14.3 million vs. $1.5 million in 2017 YOUR GOODS. OUR BEST. 12

SUMMARY OF FIRST NINE MONTHS 2018 RESULTS Segment Results TES revenues of $906.4 million increased 20.7% from $750.8 million in 2017 Operating income of $2.9 million Adjusted EBITDA up 39.8% to $26.5 million from $19.0 million in 2017 • Higher revenues due primarily to increased air and ground expedited freight and related brokerage coupled with a strong demand environment which drove higher rates across most of the segment • Purchased transportation costs and yield were negatively impacted by capacity reductions in intermodal services and over-the-road operations, including dry van and temperature controlled • Operating income included $4.7 million of operations restructuring costs related to fleet and facilities right-sizing and severance costs to complete the integration of temperature controlled • Increase in Adjusted EBITDA due to higher rates, partially offset by increased purchased transportation, equipment lease, maintenance and IT costs LTL revenues of $344.2 million vs. $348.4 million in 2017 Operating loss of $17.5 million vs. $14.2 million in 2017 Adjusted EBITDA loss of $14.8 million vs. $11.3 million in 2017 • Revenue decline of 1.2% due to a decrease in shipping volumes, partially offset by higher fuel surcharges and rates • Decrease in Adjusted EBITDA due to lower shipping volumes and higher linehaul rates • While purchased transportation costs were lower due to lower shipping volumes, linehaul costs as a percentage of revenue were negatively impacted by market conditions resulting in rate increases from purchase power providers and higher spot prices paid to brokers Ascent revenues of $425.2 million vs. $438.9 million in 2017; up 14.5% excluding Unitrans Operating income of $21.5 million vs. $16.4 million in 2017 Adjusted EBITDA (excluding Unitrans) increased 32.2% to $25.0 million vs. $18.9 million in 2017 • Revenue increase due to retail consolidation (growth from existing and new customers) and domestic freight management (higher truckload and LTL brokerage). Unitrans contributed $67.6 million of revenue in 2017 • 2017 operating income included $5.8 million from Unitrans • Increase in Adjusted EBITDA resulted from improved performance driven by growth in retail consolidation and domestic freight management, partially offset by decreases in international freight forwarding and increases in other operating expenses, including IT costs YOUR GOODS. OUR BEST. 13

ADJUSTED EBITDA First Nine Months 2018 vs. 2017 (In(In thousands) thousands) NineNine MonthsMonths EndedEnded September 30, 2018 Corporate/ TES LTL Ascent Total TES LTL Ascent Eliminations Total NetNet (loss) (loss) income income $$ 2,7102,710 $ $ (17,(17,555555) ) $ $ 21,281 $ (113,5,595) ) $$ (10(1077,,159159) ) Plus:Plus: Total Total interest interest expense expense 153153 8888 85 79,247 79,57379,573 Plus:Plus: (Benefit (Benefit from) from) provision provision for for income income taxes taxes —— —— 129 (8,169) ) ((88,,040040) ) Plus:Plus: Depreciation Depreciation and and amortization amortization 18,99318,993 2,6892,689 3,539 2,582 27,80327,803 Plus:Plus: Long Long-term-term incentive incentive compensation compensation expensesexpenses —— —— — 1,954 1,9541,954 Plus:Plus: Operations Operations restructuring restructuring costs costs 4,6554,655 —— — — 4,6554,655 Plus:Plus: Corporate Corporate restructuring restructuring and and restatement restatement costscosts —— —— — 15,,537 1155,,537537 AdjustedAdjusted EBITDA EBITDA $$ 26,51126,511 $ $ (14,(14,777788) ) $ $ 25,034 $ (22,444) ) $$ 1144,,323233 (In(In thousands) thousands) NineNine MonthsMonths EndedEnded September 30, 2017 Corporate/Corporate/ Less: TotalTotal w/ow/o TESTES LTLLTL AscentAscent EliminationsEliminations Total Unitrans UnitransUnitrans NetNet (loss) (loss) income income $$ 5151 $ $ (14,317 (14,317) ) $ $ 16,27316,273 $ $ (69,866(69,866) $ (67,859) $ 5,792 $$ (73,651(73,651) ) Plus:Plus: Total Total interest interest expense expense (51(51) ) 163163 110110 45,160 45,382 —— 45,38245,382 Plus:Plus: Benefit Benefit from from income income taxes taxes —— —— —— (7,516(7,516) (7,516) —— (7,516(7,516) ) Plus:Plus: Depreciation Depreciation and and amortization amortization 18,95718,957 2,8382,838 4,7584,758 1,281 27,834 819 27,01527,015 Plus:Plus: Impairment Impairment charges charges —— —— 4,4024,402 — 4,402 —— 4,4024,402 Plus:Plus: Long Long-term-term incentive incentive compensation compensation — — — 1,810 1,810 — 1,810 expensesexpenses — — — 1,810 1,810 — 1,810 Plus:Plus: Gain Gain on on sale sale of of Unitrans Unitrans —— —— —— (35,440(35,440) (35,440) —— (35,440(35,440) ) Plus:Plus: Loss Loss on on debt debt extinguishments extinguishments —— —— —— 15,876 15,876 —— 15,87615,876 Plus: Corporate restructuring and Plus: Corporate restructuring and — — — 23,591 23,591 — 23,591 restatementrestatement costs costs — — — 23,591 23,591 — 23,591 AdjustedAdjusted EBITDA EBITDA $$ 18,95718,957 $ $ (11,316 (11,316) ) $ $ 25,54325,543 $ $ (25,104(25,104) $ 8,080 $ 6,611 $$ 1,4691,469 Note:Note: Adjusted Adjusted EBITDA EBITDA for for the the Ascent Ascent segment segment for for the the nine nine months months endedended SeptemberSeptember 30, 2017, excluding Unitrans, waswas $18.9$18.9 million.million. YOUR GOODS. OUR BEST. 14

ADJUSTED EBITDA IMPROVEMENT BY SEGMENT Year to Date (In thousands) Nine Months Ended September 30, 2018 (In thousands) Nine Months Ended SeptemberCorporate/ 30, 2018 TES LTL Ascent Eliminations Total Corporate/ Adjusted EBITDA YTD 2018 $ 26,TES511 $ (14,778LTL) $ 25,Ascent034 $ ( 22Eliminations,444) $ 14,323Total AdAdjustedjusted EBITDA EBITDA YTD YTD 2017 2018 $ 18,95726 ,511 $(11 , 316 (14), 778 ) $18 ,93225 , 034 ( 25,104$ (22) ,444 ) $ 1,4691 4,323 AdjustedAdjusted EBITDA EBITDA Improvement YTD 2017/(Decline) $ 7,55418 ,957 $ ( 3 , 462) (11 , 316 $ ) 6,10218 , 932$ 2,660 (25,104 $ ) 12,854 1,469 Note:Adjusted Adjusted EBITDA EBITDA Improvementfor the Ascent/(Decline) segment for the $first nine7,554 months $ of 2017 (3,462) exclud $ es Unitrans6,102 $ 2,660 $ 12,854 Note: Adjusted EBITDA for the Ascent segment for the first nine months of 2017 excludes Unitrans YOUR GOODS. OUR BEST. 15

LIQUIDITY & EQUIPMENT PURCHASE UPDATE Currently have over $40 million of available funds for working capital and operating purposes from existing borrowing capacity under ABL facility and standby commitment from preferred stock investor In compliance with ABL and preferred stock investment agreements Added approximately $14 million of fleet equipment in Q3 our of a total of approximately $29 million added YTD Most of the additions were financed under capital leases provided by captives of OEM tractor manufacturers and other lenders Received additional financing commitments that provide opportunities to replace aging tractors and trailers and add capacity over the next 12 months YOUR GOODS. OUR BEST. 16

CAPITALIZATION (In millions) 12/31/2017 9/30/2018 Total Bank Debt $ 199.3 $ 159.3 Capital Leases $ 9.8 $ 30.0 Total Debt $ 209.0 $ 189.3 Preferred Stock (1) $ 263.3 $ 368.8 Total Debt and Preferred Stock $ 472.4 $ 558.1 Market value of Common Stock $ 296.2 $ 32.4 (1) Estimated projected redemption value as of November 30, 2018 is $403.5 million. YOUR GOODS. OUR BEST. 17

Q3 Business Trends YOUR GOODS. OUR BEST. 18 18

BUSINESS TRENDS

Truckload & Express Services

	Q3 2018	vs 2017 (%)	YTD 2018	vs 2017 (%)
Over-the-Road				
Fleet Revenue	$102,631	2.7%	$315,331	2.8%
Brokerage Revenue	$92,357	4.6%	$322,392	39.1%
Intermodal Revenue	**$33,003**	**14.1%**	**$99,516**	**6.8%**
Air				
Fleet Revenue	$22,889	16.7%	$81,325	75.6%
Brokerage Revenue	$28,109	16.1%	$93,743	26.7%
Local, Warehouse & Other Revenue	**$8,073**	**3.0%**	**$24,740**	**4.5%**
Intrasegment Eliminations	($6,729)	18.9%	($30,609)	(23.8%)
Total Revenue	**$280,335**	**7.6%**	**$906,439**	**20.7%**
Adjusted EBITDA	**$5,669**	**19.4%**	**$26,511**	**39.8%**

Note: For a reconciliation of Adjusted EBITDA to Net Income, see our press release dated November 7, 2018.

Operating Commentary

Strategy

- Integration to improve our scale and right size capacity to address both scheduled and unscheduled freight needs

Over the Road ~ 70% of YTD Segment Revenue

- Includes our dry van, temperature controlled and flatbed fleets and related brokerage, including ground expedited
- Temperature controlled fleet successfully transitions to positive EBITDA following Q2 restructuring after losses in 2017 and 2018 H1
- Dry van fleets underperform as cost increases outpace contracted rates and as expedited rates decline from levels earlier in the year
- Brokerage revenue slows to 4.6% in Q3 as demand and rates in ground expedited moderated from record levels earlier in the year

Intermodal Services ~ 11% of YTD Segment Revenue

- Revenue growth accelerates to 14.1% in Q3 from improving rates per load partially offset by declines in load counts

Air ~ 19% of YTD Segment Revenue

- Air revenues continue to perform well as a tight market favorably impact demand and rates
- Fleet performance was moderated by fleet availability and origin locations of freight, which were covered by brokered aircraft

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BUSINESS TRENDS

Less-than-Truckload

	Q3 2018	vs 2017 (%)	YTD 2018	vs 2017 (%)
Revenue (Incl. Fuel) (a)	$111,755	(5.0%)	$339,056	(2.7%)
Revenue (Ex. Fuel)	$96,510	(7.5%)	$293,330	(4.9%)
Revenue per Hundredweight (Incl. Fuel)	$21.89	7.6%	$21.48	8.4%
Revenue per Hundredweight (Ex. Fuel)	$18.96	5.1%	$18.63	6.2%
Revenue per Shipment (Incl. Fuel)	$254.53	16.4%	$244.48	14.3%
Revenue per Shipment (Ex. Fuel)	$220.50	13.7%	$211.97	11.9%
Pounds per Shipment	1,163	8.2%	1,138	5.4%
Shipments per Day	7,111	(16.8%)	7,377	(13.5%)
Backhaul Revenue (b)	$2,267	N/A	$5,401	N/A
Intrasegment Eliminations (c)	($74)	(20.8%)	($220)	(23.6%)
Total Revenue (a + b + c)	**$113,948**	**(3.1%)**	**$344,237**	**(1.2%)**
Adjusted EBITDA	**($4,164)**	**42.5%**	**($14,778)**	**(30.6%)**

Operating Commentary

Strategy

- Focus on core competency as a metro to metro long haul provider
  - Reducing pickup and delivery footprint to remove unprofitable areas and redeploy assets to more profitable lanes, while improving freight profile.
  - Sales and pricing discipline to drive volume in strategic lanes
- Drive shipment reliability and visibility through investments in technology, centralization and process standardization

Trends

- Adjusted EBITDA loss of $4.2m down 42.5% from $7.2m a year ago, however up $1.3m from Q2 as a result of increased line haul cost and revenue reduction due to network cleansing

Revenue & Yield

- Q3 revenue down 3.1%, which represents slight improvement from Q2 growth rate
  - Shipment per day reduction of 16.8% primarily from reduced pickup and delivery footprint and addressing unprofitable customers
  - Revenue per shipment up 13.7% excluding fuel and 16.4% including fuel.
  - Yield up 7.6% including fuel and 5.1% excluding fuel
- Continued success increasing revenue in our Tier 1 lanes (Major Metro) – 62.3% in 18Q3 vs 59.5% in 18Q2 and 55.7% in 17Q3

Cost

- Line haul costs continue to be a headwind due to increased market pressure and driver shortage
- YOY improvement in pickup and delivery costs due to reduced footprint and improved freight profile and yield
- YOY improvement in dock costs due to increased productivity and improved shipment profile

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BUSINESS TRENDS

Ascent Global Logistics

	Q3 2018	vs 2017 (%)	YTD 2018	vs 2017 (%)
Domestic Freight Management	$92,033	14.4%	$271,763	15.7%
International Freight Forwarding	$26,915	8.3%	$75,925	(1.1%)
Retail Consolidation	$26,863	29.9%	$77,742	30.5%
Intrasegment Eliminations	($180)	(998.1%)	($225)	(605.5%)
Total Revenue	**$145,632**	**15.6%**	**$425,205**	**14.5%**
Adjusted EBITDA	**$8,657**	**48.4%**	**$25,034**	**32.2%**

Note: 2017 % comparisons exclude Unitrans revenues of $19.3 million for Q3 2017 and $67.6 million for YTD 2017 from International Freight Forwarding.

Operating Commentary

Strategy

- Integration enabling easier access to more of our brokerage capabilities by more of our customers
- Investments to consolidate our IT capabilities onto one domestic Transportation Management System (TMS)

Domestic ~ 64% of YTD Segment Revenue

- Modest decline in sequential growth rate driven by a stabilized truckload brokerage market
- YTD revenue and yield trends driven primarily by improved freight selection and more disciplined pricing, although Q3 introduced improved load count growth together with more modest yield improvement

International ~ 18% of YTD Segment Revenue

- Improved revenue performance from rate increases and new customers together with some acceleration of shipments in anticipation of potential future tariff impacts

Retail Consolidation ~ 18% of YTD Segment Revenue

- Continued strong growth from both existing and new customers driven by:
  - 2017 investment in technology, warehouse racking and management which improved capacity and execution
  - Walmart On Time in Full (OTIF) requirements helps stimulate demand from smaller customers

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Business Improvements & Outlook YOUR GOODS. OUR BEST. 22

BUSINESS IMPROVEMENT GUIDEPOSTS 5 Key Phases – Tracking & Reporting Our Progress 5. OPTIMIZATION < Re-Capitalization (Pending) < Re-Financing in 2017 YOUR GOODS. OUR BEST. 23

2018 SIMPLIFICATION & INTEGRATION – Segment Strategies

Key Initiatives Update

Truckload & Express

Improved operational structure and performance

Air & Ground Expedited
- Continued investments in capacity and industry-leading technology

Intermodal
- Loss making terminals restructured in 2017
- Improved Capacity in 2018 2H

Temperature Controlled
- Restructuring completed in 2018 Q2

Dry Van
- Improvements in process

LTL

Invest in longer-term recovery

New Management Team
- Increased Focus on Service
- Standard terminal operating procedures

Network Improvements
- Eliminated unprofitable service areas
- More focus on Tier 1 & 2 lanes
- Freight Profile & Yield Improvement

IT Investment & Cost Control
- Line haul
- Maintenance
- Claims
- SG&A

Ascent Global

Integrate and expand logistics businesses

Domestic Freight Management
- Management team integration completed in 2018 1H
- Legal entity integration completed by end of 2018
- Core systems integration completed in 2019 1H

International Freight Forwarding
- Increasing capabilities and expanding customer base

Retail Distribution
- Investments in warehouse racking, automation and technology

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2018 SIMPLIFICATION & INTEGRATION – OTHER KEY AREAS OF FOCUS Key Initiatives Update Invest in our fleets, drivers and pilots • New transportation equipment and better control – financing vs. operating leases • Increased pilot/driver/contractor recruiting and retention – improved equipment, life style and pay IT investments • Improved system integration and customer-facing technology in each segment • IT upgrades that support integration, strengthen internal controls and enable future growth Financial goals • Key operating and ROIC metrics across all business units • Move operating margins closer to industry norms YOUR GOODS. OUR BEST. 25

POSITIVE OUTLOOK Benefits from 2018 integrations and investments benefit 2019 and beyond • Bigger financial impact in 2019 from restructurings, fleet and IT investments • Truckload & Express Services and Ascent positive business trends expected to continue • Expected improvement in LTL revenue trends and financial performance Expansion of operating margins expected in future periods • From 2018 Adjusted EBITDA of $20 to $25 million, expect to achieve revenue of over $2.2 billion and Adjusted EBITDA of over $100 million by end of 2020 • Represents a 2020 target of Adjusted EBITDA margin similar to the company’s 2015 revenue of $2.0 billion and Adjusted EBITDA of $93.6 million Planned capital structure simplification and improvement supports our longer-term business plans and increases the speed and likelihood of a full operational recovery YOUR GOODS. OUR BEST. 26

Q & A Discussion YOUR GOODS. OUR BEST. 27